Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Transactions. On January 11, 2026, Sun Country Airlines Holdings, Inc. (“Sun Country”), Allegiant Travel Company (“Allegiant”), and two wholly owned subsidiaries of Allegiant, Mirage Merger Sub, Inc. and Sawdust Merger Sub, LLC, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provided, among other things, for the acquisition of Sun Country by Allegiant through two mergers: (i) first, Mirage Merger Sub, Inc. would merge with and into Sun Country, with Sun Country surviving as a direct, wholly owned subsidiary of Allegiant (the “First Merger”); and (ii) second, immediately after the first merger, Sun Country would merge with and into Sawdust Merger Sub, LLC (“Merger Sub II”), with Merger Sub II surviving as a direct, wholly owned subsidiary of Allegiant (the “Second Merger” and, together with the First Merger, the “Mergers”). The Mergers were completed on May 13, 2026 (the “Closing Date”). See Note 1 to the unaudited pro forma condensed combined financial information.

Merger Consideration. For a description of the Merger Consideration, as defined below, in connection with the transactions, see Note 1 to the unaudited pro forma condensed combined financial information.

Treatment of Sun Country Equity Awards. For a description of the treatment of Sun Country equity awards in connection with the transactions, see Note 1 to the unaudited pro forma condensed combined financial information.

Pro forma financial information. The following unaudited pro forma condensed combined statements of income (loss) (referred to as the “pro forma income statements”) for the three months ended March 31, 2026, and for the year ended December 31, 2025, which combine the historical consolidated statements of income of Allegiant and Sun Country, after giving effect to the transactions and other adjustments (as described in the notes to the unaudited pro forma condensed combined financial information) as if they occurred on January 1, 2025. The unaudited pro forma condensed combined statement of financial position (referred to as the “pro forma balance sheet”) as of March 31, 2026, which combines the historical condensed consolidated statements of financial position of Allegiant and Sun Country, after giving effect to the transactions and other adjustments (as described in the notes to the unaudited pro forma condensed combined financial information) as if they had occurred on March 31, 2026. The pro forma income statements and pro forma balance sheet are collectively referred to as the “pro forma financial information”.

The pro forma financial information was prepared for illustrative and informational purposes only, in accordance with Regulation S-X Article 11, to demonstrate the estimated effects of the transactions and adjustments (referred to as “transaction accounting adjustments”), such as (i) the alignment of Sun Country’s statement of operations and financial position amounts to Allegiant’s presentation, (ii) adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed, (iii) transaction costs expected to be incurred by Allegiant, and (iv) the associated income tax impacts of recognizing these adjustments. The pro forma financial information was prepared using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (GAAP) with Allegiant identified as the accounting acquirer. The transaction accounting adjustments do not reflect any potential costs that may be incurred or benefits to be realized in connection with the Mergers, such as synergies, cost savings, innovation, and operational efficiencies; as well as potential post-merger costs, such as restructuring and integration charges.

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the combined statements of income or financial position would have actually been had the transaction accounting been completed as of the dates indicated above. Further, the pro forma financial information does not purport to project the future financial position or results of operations of the combined company after the transactions, which may differ materially and adversely from the pro forma financial information.

The pro forma financial information reflects transaction accounting adjustments that Allegiant believes are necessary to present fairly the pro forma income statements and pro forma balance sheet following the completion of the transactions as of and for the periods indicated above. As of the date of this filing, the necessary valuations to arrive at the required final estimates of the fair value and the related allocation of purchase price to acquired assets and liabilities have not been finalized, nor have all adjustments necessary to conform Sun Country’s accounting policies to those of Allegiant been identified. The value of Allegiant’s Common Stock distributed as of the Closing Date has been determined based on the market price of Allegiant’s Common Stock on the Closing Date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The final purchase price allocation and measurement of Merger Consideration may be materially different than that reflected herein.

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

The audited consolidated financial statements of Allegiant as of and for the year ended December 31, 2025 and the related notes, as included in Allegiant’s Annual Report on Form 10-K as filed with the SEC on February 26, 2026;

The audited consolidated financial statements of Sun Country as of and for the year ended December 31, 2025 and the related notes, as included in Sun Country’s Annual Report on Form 10-K as filed with the SEC on February 12, 2026;

The unaudited condensed consolidated financial statements of Allegiant as of and for the three months ended March 31, 2026 and the related notes, as included in Allegiant’s Quarterly Report on Form 10-Q as filed with the SEC on May 6, 2026; and

The unaudited condensed consolidated financial statements of Sun Country as of and for the three months ended March 31, 2026 and the related notes, as included in Sun Country’s Quarterly Report on Form 10-Q as filed with the SEC on May 1, 2026.

ALLEGIANT TRAVEL COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2026
(in thousands)

	Allegiant (Historical)	Sun Country (Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Allegiant Pro Forma Combined

CURRENT ASSETS
Cash and cash equivalents	$283,447	153,729	$(376,626)	a	$60,550
Restricted cash	21,127	18,142	-		39,269
Short-term investments	618,716	66,029	(13,491)	b	671,254
Accounts receivable	49,683	58,622	-		108,305
Expendable parts, supplies and fuel, net	43,815	15,000	-		58,815
Prepaid expenses and other current assets	50,600	43,914	(396)	c	94,118
TOTAL CURRENT ASSETS	$1,067,388	$355,436	$(390,513)		$1,032,311
Property and equipment, net	3,066,835	928,114	143,443	d	4,138,392
Goodwill	-	222,223	113,350	e	335,573
Long-term investments	31,392	-	13,491	b	44,883
Deferred major maintenance, net	143,634	-	-		143,634
Other intangible assets, net	-	72,219	(6,219)	f	66,000
Operating lease right-of-use assets, net	60,301	13,589	-		73,890
Deposits and other assets	45,067	92,026	(783)	c	128,346
			(7,964)	g
TOTAL ASSETS:	$4,414,617	$1,683,607	$(135,195)		$5,963,029
CURRENT LIABILITIES
Accounts payable	75,318	83,573	-		158,891
Accrued liabilities	186,660	72,256	(4,956)	h	264,859
			10,899	i
Accrued pilot retention bonus	255,984	-	-		255,984
Current operating lease liabilities	10,380	3,685	-		14,065
Air traffic liability	488,801	138,220	-		627,021
Current loyalty program liability	40,119	9,765	-		49,884
Current maturities of long-term debt and finance lease obligations, net	121,346	122,294	-		243,640
TOTAL CURRENT LIABILITIES	$1,178,608	$429,793	$5,943		$1,614,344
LONG-TERM DEBT AND OTHER NONCURRENT LIABILITIES
Long-term debt and finance lease obligations, net	1,670,488	430,399	-		2,100,887
Deferred income taxes	322,897	46,902	19,976	k	389,775
Noncurrent operating lease liabilities	51,576	12,878	-		64,454
Noncurrent loyalty program liability	36,382	4,604	-		40,986
Other noncurrent liabilities	58,593	99,605	(87,137)	j	71,061
TOTAL LIABILITIES:	$3,318,544	$1,024,181	$(61,218)		$4,281,507
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, par value $0.001	26	620	(611)	l	35
Treasury shares, at cost	(682,566)	(125,881)	125,881	l	(682,566)
Additional paid-in capital	774,181	560,680	108,333	l	1,443,194
Accumulated other comprehensive income, net	3,403	(40)	40	l	3,403
Retained earnings	1,001,029	224,047	(307,620)	l	917,456
TOTAL EQUITY:	$1,096,073	$659,426	$(73,977)		$1,681,522
TOTAL LIABILITIES AND EQUITY:	$4,414,617	$1,683,607	$(135,195)		$5,963,029

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ALLEGIANT TRAVEL COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Three Months Ended March 31, 2026
(in thousands, except per share data)

	Allegiant (Historical)	Sun Country (Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Allegiant Pro Forma Combined

OPERATING REVENUES:
Passenger	$671,799	228,050	-		899,849
Third party products	42,335	3,496	-		45,831
Fixed fee contracts	18,123	57,245	-		75,368
Cargo	-	46,089	1,477	m	47,566
Resort and other	175	3,528	-		3,703
Total operating revenues	$732,432	$338,408	$1,477		$1,072,317
OPERATING EXPENSES:
Salaries and benefits	218,085	104,191	(590)	o	321,686
Aircraft fuel	180,241	72,901	-		253,142
Station operations	76,482	28,183	-		104,665
Depreciation and amortization	57,926	25,199	(5,450)	p	81,026
			3,281	q
			70	r
Maintenance and repairs	35,216	20,423	(3,607)	r	52,032
Sales and marketing	28,201	10,092	-		38,293
Aircraft lease rentals	7,461	-	-		7,461
Other	19,934	30,743	-		50,677
Special charges, net of recoveries	27,782	9,799	282	n	37,863
Total operating expenses	$651,328	$301,531	$(6,014)		$946,845
OPERATING INCOME (LOSS)	$81,104	$36,877	$7,491		$125,472
OTHER (INCOME) EXPENSES:
Interest income	(8,714)	(2,235)	-		(10,949)
Interest expense	29,227	9,238	(99)	t	38,366
Capitalized interest	(4,291)	(387)	-		(4,678)
Other, net	(1,142)	(2)	-		(1,144)
Total other expenses	$15,080	$6,614	$(99)		$21,595
INCOME BEFORE INCOME TAXES	66,024	30,263	7,590		103,877
INCOME TAX PROVISION	23,546	6,157	1,750	v	31,453
NET INCOME	$42,478	$24,106	$5,840		$72,424
Earnings per share to common shareholders (Note 6):
Basic	$2.30	$0.45			$2.66
Diluted	$2.30	$0.43			$2.65
Shares used for computation:
Basic	18,207	53,955			27,230
Diluted	18,219	56,374			27,304

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ALLEGIANT TRAVEL COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
Year Ended December 31, 2025
(in thousands, except per share data)

	Allegiant (Historical)	Sun Country (Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Allegiant Pro Forma Combined

OPERATING REVENUES:
Passenger	$2,324,348	$699,851	$-		$3,024,199
Third party products	143,188	11,959	-		155,147
Fixed fee contracts	77,647	224,227	-		301,874
Cargo	-	155,027	4,518	m	159,545
Resort and other	61,396	36,282	-		97,678
Total operating revenues	$2,606,579	$1,127,346	4,518		$3,738,443
OPERATING EXPENSES:
Salaries and benefits	833,017	372,597	9,281	o	1,214,895
Aircraft fuel	639,731	213,480	-		853,211
Station operations	297,549	109,462	-		407,011
Depreciation and amortization	249,185	99,455	(20,047)	p	344,602
			12,714	q
			3,295	r
Maintenance and repairs	149,938	80,349	(19,149)	r	211,138
Sales and marketing	99,443	33,300	-		132,743
Aircraft lease rentals	36,488	-	-		36,488
Other	126,356	116,244	-		242,600
Special charges, net of recoveries	137,705	1,886	17,625	n	216,537
			59,321	s
Total operating expenses	$2,569,412	$1,026,773	$63,040		$3,659,225
OPERATING INCOME (LOSS)	$37,167	$100,573	$(58,522)		$79,218
OTHER (INCOME) EXPENSES:
Interest income	(41,697)	(6,973)	-		(48,670)
Interest expense	150,235	37,202	(308)	t	187,129
Capitalized interest	(17,604)	(341)	-		(17,945)
Other, net	1,107	474	10,190	u	11,771
Total other expenses	$92,041	$30,362	$9,882		$132,285
INCOME (LOSS) BEFORE INCOME TAXES	$(54,874)	$70,211	$(68,404)		$(53,067)
INCOME TAX PROVISION (BENEFIT)	(10,177)	17,402	(8,117)	v	(892)
NET INCOME (LOSS)	$(44,697)	$52,809	$(60,287)		$(52,175)
Earnings (loss) per share to common shareholders (Note 6):
Basic	$(2.48)	$0.99	-		$(1.93)
Diluted	$(2.48)	$0.96	-		$(1.93)
Shares used for computation:
Basic	18,050	53,117	-		27,073
Diluted	18,050	54,860	-		27,073

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ALLEGIANT TRAVEL COMPANY
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except per share amounts)

Note 1 – Description of the Mergers

On May 13, 2026, as part of the First Merger, Mirage Merger Sub, Inc. was merged with and into Sun Country, with Sun Country surviving as a wholly owned subsidiary of Allegiant. Immediately after the First Merger, Sun Country merged with and into Merger Sub II as part of the Second Merger, with Merger Sub II surviving as a wholly owned subsidiary of Allegiant.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Sun Country common stock, par value $0.01 per share (“Sun Country Common Stock”), was converted into the right to receive $4.10 in cash, without interest (the “Cash Consideration”) and 0.1557 (the “Merger Exchange Ratio”) shares of Allegiant common stock, par value $0.001 per share (“Allegiant Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

Treatment of Sun Country Equity Awards

Pursuant to the terms and conditions of the Merger Agreement, effective as of immediately prior to the consummation of the First Merger (the “First Effective Time”), by virtue of the Mergers:

•
All outstanding stock options to purchase a share of Sun Country Common Stock granted pursuant to any equity award plans of Sun Country (“Sun Country Equity Award Plans”) (each a “Sun Country Stock Option”), regardless of exercise price, were automatically converted into stock options to purchase Allegiant Common Stock (each an “Allegiant Stock Option”) immediately before the closing, with no action required by the holder (the “Converted Options” and each a “Converted Option”). Each Converted Option covers a proportionately adjusted number of shares of Allegiant Common Stock based on a ratio as determined under the Merger Agreement of approximately 0.2057 Allegiant Stock Option for one Sun Country Stock Option, has a proportionately adjusted exercise price, and is otherwise subject to the same terms and conditions as the Sun Country Stock Option;

•
Unless otherwise agreed with the holder of the award, each outstanding award of restricted stock units denominated in Sun Country Common Stock subject to time-based vesting restrictions (each a “Sun Country RSU Award”) granted pursuant to the Sun Country Equity Award Plans was assumed by Allegiant and converted into an Allegiant restricted stock unit award  (each an “Allegiant RSU Award”) denominated in Allegiant Common Stock, based on a ratio as determined under the Merger Agreement of approximately 0.2057 Allegiant RSU Awards for one Sun Country RSU Award. The Allegiant RSU Awards otherwise have the same terms and conditions as the Sun Country RSU Awards, including any double‑trigger vesting protections;

•
Unless otherwise agreed with the holder of the award, each outstanding restricted stock unit award denominated in Sun Country Common Stock subject to performance-based vesting restrictions (each a “Sun Country PRSU Award”) granted pursuant to the Sun Country Equity Award Plans was assumed by Allegiant and converted into an Allegiant time-based restricted stock unit award (each an “Allegiant PRSU Award”) denominated in Allegiant Common Stock, based on a ratio as determined under the Merger Agreement of approximately 0.2057 Allegiant PRSU Awards for one Sun Country PRSU Award and converted based on an average performance factor of 125%. The Allegiant PRSU Awards have the same terms and conditions as the Sun Country PRSU Awards, including any double‑trigger vesting protections, provided that there are no longer any performance-based vesting conditions, and the Allegiant PRSU Awards are time-vesting awards eligible to vest on the last day of the performance period applicable to the Sun Country PRSU Award; and

•
With respect to non-employee Sun Country board members and former employees/service providers to Sun Country, each Sun Country Equity Award held by such individuals (each a “Non-Employee Sun Country Equity Award”) was fully vested (to the extent not yet vested), cancelled and converted into the right to receive Merger Consideration.

Treatment of Sun Country Warrant

Pursuant to the Warrant to Purchase Shares, dated as of December 13, 2019, as amended, by and between Amazon.com NV Investment Holdings LLC (“Amazon Holder”) and Sun Country (the “Sun Country Warrant”), Sun Country issued warrants to Amazon Holder to purchase an aggregate of up to 9,482,606 shares of Sun Country Common Stock at an exercise price of approximately $15.17 per share.

Pursuant to the terms of the Sun Country Warrant, any unvested warrant shares of the Sun Country Warrant became fully vested and immediately exercisable immediately prior to the consummation of the Mergers. The Sun Country Warrant was exercised as of immediately prior to the consummation of the Mergers on a net issuance exercise basis, and Amazon Holder received Merger Consideration of $12.3 million in form of Allegiant’s Common Stock  and $3.9 million in form of Cash Consideration as a result of the exercise of the Sun Country Warrant.

Accordingly, the stock issuance and cash consideration issued in respect of the Sun Country Warrant is included in the preliminary consideration transferred. The expected loss on the settlement of the Sun Country Warrant is also reflected in the pro forma financial information.

Change-in-Control Payments

In conjunction with the Mergers, Allegiant is required to make certain change-in-control, retention and termination payments to employees of Sun Country (“Change-in-Control Payments”). Included in the Change-in-Control Payments are the payments below which are treated as post-combination expense of Allegiant.

•	Retention bonuses of $9.4 million, of which $5.4 million has vested and paid following the Closing Date, and an additional $4.0 million will be paid 90 days after the Closing Date;

•	Pro-rated annual incentive bonuses of $2.7 million to be paid within 30 days after the Closing Date;

•	Change-in-control bonuses of $0.8 million, subject to continued employment through the payment date and are expected to be paid after the Closing Date on each applicable payment date.

•	Dispatcher bonuses of $2.0 million to eligible employees, and subject to the achievement of certain milestones, are estimated to be paid two years after the Closing Date.

Severance payable to Sun Country’s officers

Certain officers of Sun Country were terminated as a result of the Mergers. In accordance with the preexisting terms outlined in their employment or separation agreements, which included provisions that require certain cash payments and accelerated vesting of equity-based awards upon both a change of control event and a subsequent termination (“dual-trigger arrangements”), these officers were entitled to cash severance payments of $5.3 million which are recognized as post-combination expense by Allegiant.

Settlement of Tax receivable liability

In connection with the Mergers, Allegiant did not legally assume Sun Country’s outstanding tax receivable liability; however, Allegiant settled such liability in cash for $80.5 million on the Closing Date. As the settlement was made for the benefit of Sun Country, the amount has been included as a component of the preliminary consideration transferred.

Note 2 – Basis of Presentation

The pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial statements of Allegiant and the historical consolidated financial statements of Sun Country were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Mergers as if they had been completed on March 31, 2026, and combines the condensed consolidated balance sheet of Allegiant as of March 31, 2026 with the condensed consolidated balance sheet of Sun Country as of March 31, 2026.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2026, and for the year ended December 31, 2025 gives effect to the Mergers as if they had been completed on January 1, 2025. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2026, and for the year ended December 31, 2025 combines the condensed consolidated statement of income of Allegiant for the three months ended March 31, 2026, and for the year ended December 31, 2025 and the condensed consolidated statement of operations of Sun Country for the three months ended March 31, 2026, and for the year ended December 31, 2025.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Sun Country consolidated financial statements to that of Allegiant’s financial statement presentation. The accounting policies used in the preparation of the pro forma financial information are those set out in Allegiant’s audited financial statements for the year ended December 31, 2025. Management conducted a preliminary evaluation of accounting policies used by Sun Country compared to accounting policies used by Allegiant and identified an accounting policy difference related to the recognition of maintenance expenses, which is primarily attributed to airframe heavy maintenance, as discussed in Note 5. Allegiant has historically deferred these costs and recognized them over the life of the applicable property and equipment, while Sun Country has historically expensed airframe heavy maintenance amounts as incurred and capitalized engine overhauls under the built-in overhaul method. Management also identified an accounting policy difference related to the classification of investments, as Allegiant classifies investments with maturities greater than one year as long-term, while Sun Country historically classified available-for-sale investments, which are held to support current operations, as short-term, as discussed in Note 5. Management did not identify any other material differences in the companies’ accounting policies. Since the completion of the Mergers, Allegiant is conducting a comprehensive review of Sun Country’s accounting policies, and as a result of that review, Allegiant may identify differences, which may differ materially from the information presented herein.

The pro forma financial information reflects the pro forma effect of the Mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Allegiant as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of Allegiant and Sun Country. Refer to Note 4 for additional information regarding the accounting treatment of the Mergers and preliminary purchase price allocation.

The pro forma financial information is presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the Mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The pro forma financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Mergers, or any integration costs that may be incurred. The transaction accounting adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Certain amounts included herein have been subject to rounding adjustments. Accordingly, amounts shown as totals in certain tables may not be the arithmetic aggregation of the amounts that precede them.

Note 3 –Reclassification Adjustments

Reclassification adjustments have been made to conform Sun Country’s historical financial statement presentation to Allegiant’s financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The following table presents a summary of reclassification adjustments to conform Sun Country’s historical condensed consolidated balance sheet information for the three months ended March 31, 2026 with Allegiant’s historical condensed consolidated balance sheet presentation for the three months ended March 31, 2026 (in thousands):

Allegiant (Historical)	Sun Country (Historical)	Sun Country March 31, 2026 Historical	Reclassification Adjustments		Sun Country March 31, 2026 (Reclassified)

CURRENT ASSETS	CURRENT ASSETS
Cash and cash equivalents	Cash and cash equivalents	$153,729			$153,729
Restricted cash	Restricted cash	18,142			18,142
Short-term investments	Investments	66,029			66,029
Accounts receivable	Accounts receivable, net	54,511	4,111	(k)	58,622
Expendable parts, supplies and fuel, net			15,000	(a)	15,000
	Inventory, net	12,183	(12,183)	(a)	-
Prepaid expenses and other current assets			43,914	(b)	43,914
	Prepaid expenses	20,064	(13,136)	(b)	-
			(2,817)	(a)
			(4,111)	(k)
	Other current assets	7,019	(7,019)	(b)	-
	Short-term lessor maintenance deposits	23,759	(23,759)	(b)	-
TOTAL CURRENT ASSETS	TOTAL CURRENT ASSETS	$355,436	-		355,436

Property and equipment, net			928,114	(c)	928,114
	Aircraft and flight equipment	891,023	(891,023)	(c)	-
	Aircraft and flight equipment held for operating lease	62,923	(48,798)	(c)
			(14,125)	(j)	-
	Ground equipment and leasehold improvements	52,667	(52,667)	(c)
	Computer hardware and software	25,391	(25,391)	(c)	-
	Finance lease assets	309,877	(309,877)	(c)	-
	Rotable parts	31,879	(31,879)	(c)	-
	Accumulated depreciation & amortization	(431,521)	431,521	(c)	-
	Total property & equipment, net	942,239	(942,239)	(c)	-
	Goodwill	222,223			222,223
	Other intangible assets, net	72,219			72,219
Long-term investments
Deferred major maintenance, net
Operating lease right-of-use assets, net	Operating lease right-of-use assets	13,589			13,589
Deposits and other assets			77,901	(d)	92,026
			14,125	(j)
	Aircraft deposits	5,575	(5,575)	(d)	-
	Long-term lessor maintenance deposits	48,210	(48,210)	(d)	-
	Other assets	24,116	(24,116)	(d)	-
TOTAL ASSETS	TOTAL ASSETS	$1,683,607	-		$1,683,607

CURRENT LIABILITIES	CURRENT LIABILITIES
Accounts payable	Accounts payable	$83,573			$83,573
Accrued liabilities			58,966	(e)	72,256
			13,290	(i)
	Accrued salaries, wages, and benefits	40,849	(40,849)	(e)	-
	Accrued transportation taxes	18,117	(18,117)	(e)	-
					-
Accrued pilot retention bonus					-
Current operating lease liabilities	Operating lease obligations	3,685	-		3,685
Air traffic liability	Air traffic liabilities	138,220	-		138,220
Current loyalty program liability	Loyalty program liabilities	9,765	-		9,765
Current maturities of long-term debt and finance lease obligations, net			122,294	(f)	122,294
	Current maturities of long-term debt, net	62,089	(62,089)	(f)	-
	Finance lease obligations	60,205	(60,205)	(f)	-
	Other current liabilities	13,290	(13,290)	(i)	-
TOTAL CURRENT LIABILITIES	TOTAL CURRENT LIABILITIES	$429,793	-		$429,793
LONG-TERM DEBT AND OTHER NONCURRENT LIABILITIES	LONG-TERM DEBT AND OTHER NONCURRENT LIABILITIES
Long-term debt and finance lease obligations, net			430,399	(g)	430,399
	Finance lease obligations	185,633	(185,633)	(g)	-
	Long-term debt, net	244,766	(244,766)	(g)	-
Deferred income taxes	Deferred tax liability	46,902			46,902
Noncurrent operating lease liabilities	Operating lease obligations	12,878			12,878
Noncurrent loyalty program liability	Loyalty program liabilities	4,604			4,604
Other noncurrent liabilities			99,605	(h)	99,605
	Other long-term liabilities	12,468	(12,468)	(h)	-
	Income tax receivable agreement liability	87,137	(87,137)	(h)	-
TOTAL LIABILITIES	TOTAL LIABILITIES	$1,024,181	$-		$1,024,181

COMMITMENTS AND CONTINGENCIES	COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY	SHAREHOLDERS’ EQUITY
Common stock, par value $0.01	Common stock, par value $0.01	$620			$620
	Preferred stock with $0.01 par value				-
Treasury shares, at cost	Treasury shares, at cost	(125,881)			(125,881)
Additional paid-in capital	Additional paid-in capital	560,680			560,680
Accumulated other comprehensive income, net	Accumulated other comprehensive income	(40)			(40)
Retained earnings	Retained earnings	224,047			224,047
TOTAL EQUITY	TOTAL EQUITY	659,426	-		659,426
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,683,607	$-		$1,683,607

(a)	Reclassification of $12.2 million of inventory, net, and $2.8 million of fuel inventory included within prepaid expenses to Expendable parts, supplies and fuel, net.

(b)	Reclassification of $13.1 million of prepaid expenses, $7.0 million of other current assets and $23.8 million of short-term lessor maintenance deposits to prepaid expenses and other current assets

(c)
Reclassification of $891.0 million of aircraft and flight equipment, $48.8 million of aircraft and flight equipment held for operating lease, $52.7 million of ground equipment and leasehold improvements, $25.4 million of computer hardware and software, $309.9 million of finance lease assets, $31.9 million of rotable parts and $431.5 million of accumulated depreciation & amortization to property and equipment, net.

(d)	Reclassification of $5.6 million of aircraft deposits, $48.2 million of long-term lessor maintenance deposits and $24.1 million of other assets to deposits and other assets.

(e)	Reclassification of $40.8 million of accrued salaries, wages, and benefits and $18.1 million of accrued transportation taxes to accrued liabilities.

(f)
Reclassification of $62.1 million of current maturities of long-term debt, net and $60.2 million of finance lease obligations to current maturities of long-term debt and finance lease obligations, net.

(g)	Reclassification of $ 185.6 million of finance lease obligations and $244.8 million of long-term debt, net to long-term debt and finance lease obligations, net.

(h)	Reclassification of $12.5 million of other long-term liabilities and $87.1 million of income tax receivable agreement liability to other noncurrent liabilities.

(i)	Reclassification of $13.3 million of other current liabilities to accrued liabilities.

(j)	Reclassification of $14.1 million of aircraft and flight equipment held for operating lease to deposits and other assets.

(k)	Reclassification of $4.1 million of debit balance in income tax payable from prepaid expenses to accounts receivable, net

Unaudited Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 2026

The following table presents a summary of reclassification adjustments to conform Sun Country’s historical condensed consolidated statement of operations information for the three months ended March 31, 2026, with Allegiant’s historical condensed consolidated statement of income presentation for the three months ended March 31, 2026 (in thousands):

Allegiant (Historical)	Sun Country (Historical)	Sun Country three months ended March 31, 2026 Historical	Reclassification Adjustments		Sun Country three months ended March 31, 2026 (Reclassified)

OPERATING REVENUES:
Passenger	Passenger	$285,259	$(57,209)	(aa)	$228,050
Third party products			3,496	(aa)	3,496
Fixed fee contracts			57,245	(aa)	57,245
Resort and other			3,528	(aa)	3,528
	Other	7,018	(7,060)	(aa)	-
			42	(ff)
	Cargo	46,089	-		46,089
Total operating revenues	Total operating revenue	$338,366	$42		$338,408

OPERATING EXPENSES:
Salaries and benefits	Salaries, wages, and benefits	104,191			104,191
Aircraft fuel	Aircraft fuel	72,901			72,901
Station operations			28,183	(bb)	28,183
	Ground handling	10,461	(10,461)	(bb)	-
	Landing fees and airport rent	17,722	(17,722)	(bb)	-
Depreciation and amortization	Depreciation and amortization	25,157	42	(ff)	25,199
Maintenance and repairs	Maintenance	20,423			20,423
Sales and marketing	Sales and marketing	10,092			10,092
Aircraft lease rentals					-
Other			30,743	(dd)	30,743
	Other operating, net	30,743	(30,743)	(dd)	-
Special charges, net of recoveries			9,799	(cc)	9,799
	Special items, net	9,799	(9,799)	(cc)	-
Total operating expenses	Total operating expenses	$301,489	$42		301,531
OPERATING INCOME (LOSS)	Operating income	36,877	-		36,877

OTHER (INCOME) EXPENSES:	Non-operating income (expense), net:
Interest income	Interest income	(2,235)			(2,235)
Interest expense	Interest expense	8,851	387	(ee)	9,238
Capitalized interest			(387)	(ee)	(387)
Other, net	Other, net	(2)			(2)
Total other expenses	Total non-operating expense, net	$6,614	-		$6,614
INCOME BEFORE INCOME TAXES	Income before income tax	$30,263	-		$30,263
INCOME TAX PROVISION	Income tax expense	6,157			6,157
NET INCOME	NET INCOME	$24,106	-		$24,106

(aa)	Reclassification of revenue amounts, which are summarized below:

(in thousands)	Passenger	Third Party Products	Fixed Fee Contracts	Resort & Other	Other
Historical Sun Country Balance	$285,259				$7,018
Reclassification of co-brand credit card, land & hotel, and partnership marketing revenue		3,496			(3.496)
Reclassification of charter revenue	(57,245)		57,245
Reclassification of aircraft lease revenue				3,528	(3,528)
Reclassification of partnership and guaranteed revenue	36				(36)
Reclassification of other revenue					42
Total reclassification adjustments	(57,209)	3,496	57,245	3,528	(7,018)
Reclassified revenue balance	228,050	3,496	57,245	3,528	-

(bb)	Reclassification of $10.5 million of ground handling and $17.7 million of landing fees & airport rent to station operations.

(cc)	Reclassification of $9.8 million of special items, net to special charges, net of recoveries.

(dd)	Reclassification of $30.7 million of other operating, net to other.

(ee)	Reclassification of interest expense of $0.4 million to capitalized interest.

(ff)	Reclassification of amortization of $0.04 million of aircraft lease premium included within other revenue to depreciation and amortization.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year ended December 31, 2025

The following table presents a summary of reclassification adjustments to confirm Sun Country’s historical consolidated statement of operations information for the year ended December 31, 2025, with Allegiant’s historical consolidated statement of income presentation for the year ended December 31, 2025 (in thousands):

Allegiant (Historical)	Sun Country (Historical)	Sun Country Year ended December 31, 2025 Historical	Reclassification Adjustments		Sun Country Year ended December 31, 2025 (Reclassified)

OPERATING REVENUES:
Passenger	Passenger	$923,129	$(223,278)	(aaa)	$699,851
Third party products			11,959	(aaa)	11,959
Fixed fee contracts			224,227	(aaa)	224,227
Resort and other			36,282	(aaa)	36,282
	Other	48,613	(49,190)	(aaa)	-
			577	(fff)
	Cargo	155,027			155,027
Total operating revenues	Total operating revenue	$1,126,769	$577		$1,127,346

OPERATING EXPENSES:
Salaries and benefits	Salaries, wages, and benefits	$372,597			$372,597
Aircraft fuel	Aircraft fuel	213,480			213,480
Station operations			109,462	(bbb)	109,462
	Ground handling	44,701	(44,701)	(bbb)	-
	Landing fees and airport rent	64,761	(64,761)	(bbb)	-
Depreciation and amortization	Depreciation and amortization	98,878	577	(fff)	99,455
Maintenance and repairs	Maintenance	80,349			80,349
Sales and marketing	Sales and marketing	33,300			33,300
Aircraft lease rentals					-
Other			116,244	(ddd)	116,244
	Other operating, net	116,244	(116,244)	(ddd)	-
Special charges, net of recoveries			1,886	(ccc)	1,886
	Special items, net	1,886	(1,886)	(ccc)	-
Total operating expenses	Total operating expenses	$1,026,196	$577		$1,026,773
OPERATING INCOME	Operating income	$100,573	-		$100,573

OTHER (INCOME) EXPENSES:	Non-operating income (expense), net:
Interest income	Interest income	$(6,973)			$(6,973)
Interest expense	Interest expense	36,861	341	(eee)	37,202
Capitalized interest			(341)	(eee)	(341)
Other, net	Other, net	474			474
Total other expenses	Total non-operating expense, net	$30,362	-		$30,362
INCOME BEFORE INCOME TAXES	Income before income tax	$70,211	-		$70,211
INCOME TAX PROVISION (BENEFIT)	Income tax expense	17,402			17,402
NET INCOME	NET INCOME	$52,809	-		$52,809

(aaa)	Reclassification of revenue amounts, which are summarized below:

(in thousands)	Passenger	Third Party Products	Fixed Fee Contracts	Resort & Other	Other
Historical Sun Country Balance	$923,129	-	-	-	$48,613
Reclassification of co-brand credit card, land & hotel, and partnership marketing revenue		11,959	-	-	(11,959)
Reclassification of charter revenue	(224,227)	-	224,227	-
Reclassification of aircraft lease revenue		-	-	36,282	(36,282)
Reclassification of partnership and guaranteed revenue	949	-	-	-	(949)
Reclassification of other revenue		-	-	-	577
Total reclassification adjustments	(223,278)	11,959	224,227	36,282	(48,613)
Reclassified revenue balance	699,851	11,959	224,227	36,282	-

(bbb)	Reclassification of $44.7 million of ground handling and $64.8 million of landing fees & airport rent to station operations.

(ccc)	Reclassification of $1.9 million of special items, net to special charges, net of recoveries.

(ddd)	Reclassification of $116.2 million of other operating, net to other.

(eee)	Reclassification of interest expense of $0.3 million to capitalized interest.

(fff)	Reclassification of amortization of $0.6 million of aircraft lease premium included within other revenue to depreciation and amortization.

Note 4 – Accounting Treatment and Preliminary Purchase Price Allocation

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of preliminary consideration transferred over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The preliminary consideration transferred calculated in accordance with ASC 805 is based on the Merger Consideration, as delineated in the Merger Agreement, and other items, as applicable.

In accordance with ASC 805, Allegiant has assigned fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the Closing Date. The determination of the estimated fair value of assets acquired requires significant judgment and often involves the use of various estimates and assumptions. To determine the preliminary estimate of fair values of assets acquired and liabilities assumed, management used benchmark studies in addition to the historical unaudited balance sheet of Sun Country as of March 31, 2026, collectively with the consequential tax effects of the Mergers.

The estimated fair values and purchase price allocation are preliminary and a final determination of the fair value of assets acquired, including any property and equipment, identifiable intangible assets, and liabilities assumed as of the acquisition date will be performed within one year of the Closing Date. Since the pro forma financial information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Preliminary Consideration Transferred

The following table presents the preliminary consideration transferred:

(in thousands, except exchange ratio, share price, and per share data)	Amount
Shares of Sun Country Common Stock (1)	54,208
Exchange ratio	0.1557
Shares of Allegiant Common Stock to be issued	8,440
Allegiant Common Stock to be issued to non-employee holders (3)	11
Allegiant closing share price (2)	75.21
Total Stock Consideration per the Merger Agreement	635,651
Shares of Sun Country Common Stock (1)	54,208
Cash Consideration per share	4.10
Cash Consideration to be paid including cash consideration for fractional shares	222,265
Cash paid to non-employee holders (3)	303
Total Cash Consideration per the Merger Agreement	222,568
Total Merger Consideration per the Merger Agreement	858,219
Cash paid to Amazon Holder (4)	3,932
Value of Allegiant Common Stock issued to Amazon Holder (4)	12,253
Repayment of Sun Country’s outstanding TRA Liability (5)	80,461
Pre-combination value of replaced and accelerated Sun Country equity awards (6)	21,117
Preliminary consideration transferred	975,982

(1)	The shares of Sun Country Common Stock is based on 54,208,163 shares of Sun Country Common Stock issued and outstanding as of May 13, 2026.

(2)	The value of the shares of Allegiant Common Stock issued is based on the closing share price of Allegiant common stock as of May 13, 2026.

(3)	Reflects the value of the cash and shares of Allegiant Common Stock issued to Sun Country’s non-employee holders in connection with the Mergers, as further described in Note 1.

(4)	Reflects the value of the cash and shares of Allegiant Common Stock issued to Amazon Holder in connection with the settlement of the Sun Country Warrant, as further described in Note 1.

(5)	Reflects the cash paid for the settlement of Sun Country’s tax receivable liability in connection with the Mergers.

(6)
Reflects the pre-combination fair-value-measure of the Sun Country Stock Options, Sun Country RSU Awards, and Sun Country PRSU Awards that are assumed or settled by Allegiant, as applicable, as further described in Note 1.

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation as if the Mergers had been completed on March 31, 2026:

(in thousands)	Preliminary Fair Value
Total preliminary Merger Consideration	$975,982
Assets
Cash and cash equivalents	$153,729
Restricted cash	18,142
Short-term investments	52,538
Accounts receivable	58,622
Expendable parts, supplies and fuel, net	15,000
Prepaid expenses and other current assets	43,518
Property and equipment, net	1,071,557
Other Intangible Assets, net	66,000
Long-term investments	13,491
Operating lease right-of-use assets, net	13,589
Deposits and other assets	91,243
Total assets	1,597,429
Liabilities
Accounts payable	$83,573
Accrued liabilities	72,256
Current operating lease liabilities	3,685
Air traffic liability	138,220
Current loyalty program liability	9,765
Current maturities of long-term debt and finance lease obligations, net	122,294
Long-term debt and finance lease obligations, net	430,399
Deferred income taxes	66,878
Noncurrent operating lease liabilities	12,878
Noncurrent loyalty program liability	4,604
Other noncurrent liabilities	12,468
Total liabilities	957,020
Net assets	640,409
Goodwill	335,573

Note 5 – Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, reflects the following adjustments:

a)
Reflects a net decrease to cash and cash equivalents of $376.6 million as a result of the payment of Cash Consideration of $307.0 million, payment of transaction costs of $64.3 million and payment of retention bonuses of $5.3 million due at closing as part of the Change-in-Control Payments.

b)
Represents the adjustment of $13.5 million to present Sun Country’s investments with maturities greater than one year within long-term investments to conform Sun Country’s historical accounting treatment to Allegiant’s accounting policy, as further discussed in Note 2.

c)	Reflects an adjustment of $1.2 million to eliminate existing deferred financing costs related to Sun Country’s historical revolving credit facility, which was terminated on the Closing Date.

d)
Represents the adjustment of $143.4 million to property and equipment, net, to reflect the preliminary fair value of $1,071.6 million for assets acquired in connection with the Mergers. Refer to Note 5(p) for details of acquired property and equipment.

e)
Reflects a net adjustment of $113.4 million to goodwill, which represents the preliminary goodwill of $335.6 million recognized as a result of the Mergers, as discussed in Note 4, and the elimination of Sun Country’s historical goodwill of $222.2 million. The goodwill is not expected to be deductible for tax purposes.

f)
Represents a decrease of $6.2 million to other intangible assets, net to reflect the preliminary fair value of $66.0 million for identifiable intangible assets acquired in connection with the Mergers and the elimination of Sun Country’s historical intangible assets related to prior acquisitions of $72.2 million. Refer to Note 5(q) for details of acquired identifiable intangible assets.

g)	Reflects a decrease in other assets of $8.0 million related to the elimination of a contract asset related to the Sun Country Warrant settled with Amazon Holder in conjunction with the Mergers.

h)
Reflects a reversal of accrued liabilities of $5.0 million related to transaction costs (primarily legal and professional services fees), which were incurred in the historical financial statements and paid upon the Closing Date.

i)
Reflects an increase in accrued liabilities of $10.9 million related to Change-in-Control Payments, including severance payments of $5.3 million payable to Sun Country’s officers, that are due to be paid after the Closing Date. While the pro-rated annual incentive bonuses of $1.2 million and change-in-control bonuses of $0.4 million are expected to be paid after the Closing Date on each applicable payment date and $4.0 million of the retention bonuses do not vest until 30 and 90 days after the Closing Date, the full payment amount is reflected, as it is probable that the payments will be made.

j)	Reflects the elimination of $87.1 million of Sun Country’s tax receivable liability which was settled in connection with the Mergers.

k)
Represents an increase of $20.0 million to deferred income taxes due to an increase in net deferred tax liabilities related to the estimated impact of purchase price adjustments in connection with the Mergers.

l)	Represents the adjustments to equity, which are summarized in the table below:

(in thousands)	Common Stock Outstanding	Treasury Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income
Elimination of historical Sun Country’s equity	(620)	125,881	(560,680)	(224,047)	40
Issuance of Allegiant Common Stock in connection with the Mergers (Note 4)	9		669,013
Elimination of contract asset attributed to Sun Country Warrant (Note 5(g))				(7,964)
Estimated transaction costs (Note 5(h), 5(s))				(59,322)
Change-in-Control Payments (Note 5(a), 5(i), 5(n))				(16,287)
Total pro forma adjustments	$(611)	$125,881	$108,333	$(307,620)	$40

Unaudited Pro Forma Condensed Combined Statement of income for the three months ended March 31, 2026, and for the Year ended December 31, 2025

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2026, and for the year ended December 31, 2025 reflects the following adjustments:

m)
Reflects the increase to cargo revenue of $1.5 million for the three months ended March 31, 2026, and $4.5 million for the year ended December 31, 2025, related to the elimination of contra-revenue as a result of the exercise of the Sun Country Warrant, as further described in Note 1.

n)
Reflects increases to special charges, net expense of $0.3 million for the three months ended March 31, 2026, and $17.7 million for the year ended December 31, 2025, related to the Change-in-Control Payments, including severance payment of $5.3 million payable to Sun Country’s officers that Allegiant expects to incur related to the Mergers.

o)
Reflects a decrease of $0.6 million to salaries and benefits expense for the three months ended March 31, 2026 and increase to salaries and benefits expense of $9.3 million for the year ended December 31.2025 respectively, of non-cash share-based compensation expense, net of tax, related to the Sun Country Stock Options, Sun Country RSU Awards, and Sun Country PRSU Awards outstanding immediately prior to the closing, which are converted into awards of Allegiant Stock Options, Allegiant RSU Awards, and Allegiant PRSU Awards, respectively, as further described in Note 1.

p)	Reflects the decrease in depreciation expense related to the fair value step-up in property and equipment, net, as further described in Note 5(d), which is calculated as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	For the three months ended March 31, 2026	For the year ended December 31, 2025
Flight equipment (1)	$1,020,814	10 years	$16,320	$65,282
Computer hardware and software	12,949	3 years	1,079	4,316
Land and buildings/leasehold improvements	8,283	10 years	254	1,017
Other property and equipment	29,511	6-8 years	1,054	4,216
Total property and equipment, net at pro forma fair value	$1,071,557		$18,707	$74,831
Less: Sun Country historical property and equipment, net and depreciation expense	$(928,114)		$(24,157)	$(94,878)
Total pro forma adjustments to depreciation expense	$143,443		$(5,450)	$(20,047)

(1)
The $1,020.8 million of acquired flight equipment includes equipment with an estimated acquisition-date fair value of $978.4 million, which will be depreciated to its residual value of $368.0 million over its useful life of 10 years, and equipment with an estimated acquisition-date fair value of $42.4 million, which will be fully depreciated over its useful life of 10 years.

q)	Reflects the incremental amortization expense related to identifiable intangible assets further described in Note 5(f), which is calculated as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life	For the three months ended March 31, 2026	For the year ended December 31, 2025
Tradename	$17,000	2-3 years	$1,700	$6,800
Co-Branding / Marketing Agreement	11,000	2-3 years	1,100	4,400
Customer relationships - Passengers	17,000	4-7 years	773	3,091
Customer relationships - Cargo	21,000	5-9 years	750	3,000
Total other intangible assets at pro forma fair value	$66,000		$4,323	$17,291
Less: Sun Country historical other intangible assets, net and amortization expense	$(72,219)		$(1,042)	$(4,577)
Total pro forma adjustments to amortization expense	$(6,219)		$3,281	$12,714

r)
Reflects the adjustments to recognize an incremental $0.1 million for the three months ended March 31, 2026, and $3.3 million for the year ended December 31, 2025 in depreciation and amortization expense and a reduction of $3.6 million for the three months ended March 31, 2026, and $19.1 million for the year ended December 31, 2025  in maintenance and repairs expense to conform Sun Country’s historical accounting treatment of heavy maintenance expense with Allegiant’s accounting policy, as described in Note 2.

s)
Reflects increases to special charges, net of $59.3 million for the year ended December 31, 2025, related to non-recurring transaction costs (primarily legal and professional services fees) not reflected in the historical financial statements that Allegiant has incurred related to the Mergers.

t)
Reflects a decrease in interest expense of $0.1 million for the three months ended March 31, 2026, and $0.3 million for the year ended December 31, 2025, related to Sun Country’s historical interest expense recognized in relation to its revolving credit facility, which was terminated in connection with the Mergers.

u)	Reflects the increase of $10.2 million in other, net for the year ended December 31, 2025, related to the loss on settlement of Sun Country warrants in connection with the Mergers.

v)
Reflects an increase in income tax expense of $1.8 million for the three months ended March 31, 2026, and decrease in income tax expense of $8.1 million for the year ended December 31, 2025, resulting from the income tax impact of pro forma adjustments utilizing a blended effective tax rate of 22.97% for the three months ended March 31, 2026, and 11.97%  for the year ended December 31, 2025.

Note 6 – Earnings (Loss) per Share

The following table presents the calculation of pro forma basic and diluted earnings (loss) per share for the three months ended March 31, 2026, and for the year ended December 31, 2025:

(In thousands, except per share data)	For the three months ended March 31, 2026	For the year ended December 31, 2025
Numerator (basic and diluted):
Pro forma net income attributable to common shares	$72,424	$(52,175)

Denominator for Basic
Historical weighted-average number of common shares outstanding	18,207	18,050
Shares of Allegiant’s common stock issued as consideration transferred	8,452	8,452
Sun Country’s equity awards converted to Allegiant Common Stock	422	422
Shares of Allegiant ‘s common stock issued to Amazon Holder	149	149
Total weighted average shares outstanding (basic)	27,230	27,073

Denominator for Diluted
Historical weighted-average number of common shares outstanding	18,219	18,050
Shares of Allegiant’s common stock issued as consideration transferred	8,452	8,452
Sun Country’s equity awards converted to Allegiant Common Stock	422	422
Shares of Allegiant’s common stock issued to Amazon Holder	149	149
Replacement of Sun Country’s equity awards and options	62	-
Total weighted average shares outstanding (diluted)	27,304	27,073

Pro forma earnings (loss) per share:
Basic	$2.66	$(1.93)
Diluted	$2.65	$(1.93)

A net loss cannot be diluted. When a company is in a net loss position, basic and diluted loss per share are the same. The 8.45 million shares of Allegiant Common Stock to be issued in connection with the Mergers and 0.42 million shares of Allegiant Common Stock expected to be issued in connection with the acceleration of Sun Country’s equity awards, which includes the Sun Country RSU Awards, Sun Country PRSU Awards, and Sun Country Stock Options, and the 0.15 million shares of Allegiant Common Stock expected to be issued to Amazon Holder as part of the settlement of the Sun Country Warrant are assumed to be outstanding for the entirety of the period presented.

The computation of pro forma diluted weighted-average shares outstanding for the year ended December 31, 2025, excludes approximately 0.1 million shares that would have resulted from the conversion of Allegiant’s 2014 Employee Stock Purchase Plan (“ESPP”), unvested Allegiant RSU Awards, and Allegiant equity awards issued to replace Sun Country equity awards under the treasury stock method because the effect would have been anti-dilutive. Upon Allegiant generating net income in future years, the denominator of a diluted earnings per share calculation will include both the weighted average number of shares outstanding and the number of common stock equivalents, if the inclusion of such common stock equivalents would be dilutive.